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                                                                     EXHIBIT 3.2

               AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                          ALTIGEN COMMUNICATIONS, INC.

                             a Delaware corporation


     AltiGen Communications, Inc., a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

     1. The name of the corporation is AltiGen Communications, Inc. The original Certificate of Incorporation of the corporation was filed with the Secretary of State of the State of Delaware on May 5, 1999.

     2. This Amended and Restated Certificate of Incorporation has been duly adopted in accordance with Sections 242 and 245 of the General Corporation Law of the State of Delaware and restates and amends the Certificate of Incorporation of this corporation to read in its entirety as follows:

         FIRST:  The name of the corporation (hereinafter referred to as the
         -----
"Corporation") is AltiGen Communications, Inc.

         SECOND:  The address, including street, number, city and county of the
         ------
registered office of the Corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801; and the name of the registered agent of the Corporation in the State of Delaware at such address is The Corporation Trust Company.

         THIRD:  The nature of the business and the purpose to be conducted and
         -----
promoted by the Corporation shall be to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

         FOURTH:  The total number of shares of all classes of stock which the
         ------
Corporation has authority to issue is 55,000,000 shares, consisting of 50,000,000 shares of Common Stock, par value $0.001 per share (the "Common
                                                                    ------
Stock"), and 5,000,000 shares of Preferred Stock, par value $0.001 per share (the "Preferred Stock").
      ---------------

     The shares of Preferred Stock may be issued from time to time in one or more series pursuant to a resolution or resolutions providing for such issue duly adopted by the Board of Directors. The Board of Directors of the Corporation is expressly authorized, by filing a certificate pursuant to the applicable law of the State of Delaware, to: (i) establish from time to time the number of shares to be included in each such series; (ii) fix the rights, preferences, restrictions and designations of the shares of each such series, including but not limited to the fixing or alteration of the dividend rights, dividend rate, conversion rights, conversion rate, voting rights, rights and terms
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of redemption (including sinking fund provisions), redemption price or prices, voting rights and liquidation preferences of any series of Preferred Stock for which no shares have been issued and are outstanding; (iii) increase number of shares of any series at any time; and (iv) decrease the number of shares of any series prior or subsequent to the issue of shares of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

         FIFTH:  The Corporation is to have perpetual existence.
         -----

         SIXTH:  Elections of directors need not be by written ballot unless a
         -----
stockholder demands election by written ballot at the meeting and before voting begins or unless the Bylaws of the Corporation shall so provide.

         SEVENTH:  Meetings of stockholders may be held within or without the
         -------
State of Delaware, as the Bylaws may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside of the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.

         EIGHTH:  Vacancies created by newly created directorships or created in
         ------
accordance with the Bylaws of this Corporation may be filled by the vote of a majority, although less than a quorum, of the directors then in office, or by a sole remaining director.

         NINTH:  The number of directors which constitute the whole Board of
         -----
Directors of the Corporation shall be designated in the Bylaws of the Corporation.

         TENTH:  At any time following the closing of the first sale of Common
         -----
Stock of the Corporation pursuant to a registration statement declare effective by the Securities and Exchange Commission under the Securities Act of 1933, as amended, stockholders of the Corporation may not take any action by written consent in lieu of a meeting and any action contemplated by stockholders after such time must be taken at a duly called annual or special meeting of stockholders.

         ELEVENTH:  In furtherance and not in limitation of the powers conferred
         --------
by statute, the Board of Directors is expressly authorized to make, alter, amend or repeal the Bylaws of the Corporation.

         TWELFTH:  No director of the Corporation shall be liable to the
         -------
Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. If the General Corporation Law of the State of Delaware is amended after the filing of this First Amended Certificate of Incorporation to authorize corporate action further eliminating or limiting the personal liability of directors, the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware.


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         THIRTEENTH: The Corporation reserves the right to amend, alter, change
         ----------
or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

     3. Pursuant to a resolution of the Board of Directors of the Corporation, the foregoing amendment and restatement was submitted for consideration by the stockholders of the Corporation, and holders of the necessary number of shares as required by statute and the Certificate of Incorporation of the Corporation adopted said amendment and restatement by written consent, in accordance with, and written notice to stockholders has been given as provided in Section 228 of the Delaware General Corporation Law.


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     IN WITNESS WHEREOF, the undersigned President and Chief Executive Officer, as attested by the Assistant Secretary, does hereby make this Amended and Restated Certificate of Incorporation, which restates and amends the provisions of the Certificate of Incorporation of the Corporation, having been duly adopted in accordance with Sections 242 and 245 of the Delaware General Corporation Law, and hereby declares and certifies that this is his act and deed and the facts herein stated are true, and accordingly, has hereunto set his hand this ____ day of _____________, 1999.

                                    AltiGen Communications, Inc.
                                    a Delaware corporation


                                    By: __________________________
                                        Gilbert Hu
                                        President and Chief Executive Officer

Attest:



By: ____________________________
    Gilbert Hu
    Assistant Secretary



             **AMENDED AND RESTATED CERTIFICATE OF INCORPORATION**


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